UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 20, 2005

THE STEAK n SHAKE COMPANY
(Exact name of registrant as specified in its charter)

Indiana	000-08445	37-0684070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

36 South Pennsylvania Street, Suite 500 Indianapolis, Indiana 46204
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(317) 633-4100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS

On April 20, 2005, Stephen Goldsmith resigned from the Board of Directors of The Steak n Shake Company (the "Company"), effective immediately. Mr. Goldsmith's resignation was due to his acceptance of a position with a private company and not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

The Company's Board, upon the recommendation of the Nominating/Corporate Governance Committee, voted to appoint Steven M. Schmidt to fill the vacancy effective as of April 20, 2005, to serve until his successor is elected and qualified. Mr. Schmidt will serve on the Audit Committee and the Nominating/Corporate Governance Committee. There are no arrangement or understandings between Mr. Schmidt and any person pursuant to which he was selected as a director, nor are there any transactions between the Company and Mr. Schmidt that are reportable under Item 404(a) of Regulation S-K.

A copy of a press release issued by the Company with respect to the foregoing changes is filed as an exhibit to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2005

THE STEAK n SHAKE COMPANY

By:  /s/   Jeffrey A. Blade
                Jeffrey A. Blade,
        Senior Vice President and
        Chief Financial Officer